Calculation of Filing Fee Tables
S-3
Ensysce Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share ("Common Stock") underlying warrants to purchase Common Stock	Other	9,981,091	$ 0.5234	$ 5,224,103.00	0.0001381	$ 721.45
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share ("Common Stock") underlying convertible Preferred Stock	Other	10,354,400	$ 0.5234	$ 5,419,493.00	0.0001381	$ 748.43
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,643,596.00		$ 1,469.88
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,469.88
Offering Note
[1]	The shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), offered hereby also include such presently indeterminate number of shares of Common Stock as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee at a fee rate of 0.00013810 ($138.10 per $1 million), the proposed maximum offering price per share is $0.5234, which is the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on March 31, 2026, which date is within five business days prior to filing this registration statement. Represents an aggregate of 20,335,491 shares of Common Stock registered for sale by the selling stockholders named in this registration statement consisting of: 10,354,400 shares of Common Stock issuable upon conversion of shares of the Company's Series B preferred stock, 9,607,273 shares of Common Stock underlying those certain warrants issued by the Company pursuant to a securities purchase agreement and 373,818 shares of Common Stock underlying those certain warrants issued to a financial advisor, all in certain transactions described herein (after giving effect to certain potential anti-dilution and other adjustments).

[2]	The shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), offered hereby also include such presently indeterminate number of shares of Common Stock as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee at a fee rate of 0.00013810 ($138.10 per $1 million), the proposed maximum offering price per share is $0.5234, which is the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on March 31, 2026, which date is within five business days prior to filing this registration statement. Represents an aggregate of 20,335,491 shares of Common Stock registered for sale by the selling stockholders named in this registration statement consisting of: 10,354,400 shares of Common Stock issuable upon conversion of shares of the Company's Series B preferred stock, 9,607,273 shares of Common Stock underlying those certain warrants issued by the Company pursuant to a securities purchase agreement and 373,818 shares of Common Stock underlying those certain warrants issued to a financial advisor, all in certain transactions described herein (after giving effect to certain potential anti-dilution and other adjustments).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date